INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the Quizno's Corporation and Subsidiaries on Form S-8 of our report dated December 13, 1999 appearing in the annual report of Form 10-KSB of The Quizno's Corporation and Subsidiaries for the year ended September 30, 1999.


                                    /s/ Ehrhardt Keefe Steiner & Hottman PC
                                        -----------------------------------
                                        Ehrhardt Keefe Steiner & Hottman PC

September 15, 2000
Denver, Colorado
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